                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is made as of June 1, 1999, by and between The Oil & Gas Asset Clearinghouse, Inc., a Texas corporation (the "Company"), and Kenneth R. Olive, Jr., an individual ("Executive").

                                    RECITALS

                  WHEREAS, the execution and delivery of this Agreement by the Company and Executive are conditions to the purchase of shares of the Company's common stock, par value $.10 per share ("Common Stock"), by Energy Auction Exchange, Inc., a Delaware corporation, pursuant to a Stock Purchase Agreement dated as of June 1, 1999 (the "Stock Purchase Agreement");

                  WHEREAS, the Company desires to employ Executive as the President and Chief Executive Officer of the Company, and Executive desires to accept such employment on the terms and conditions hereinafter set forth;

                  WHEREAS, in the course of his employment, Executive will or has gained knowledge of the business, affairs, and operating results of the Company and any subsidiaries, will be or has been trained in highly specialized skills at the expense of the Company in the operation and management of the business of the Company and the marketing and sale of the Company's services through the use of techniques, systems, forms and methods used and devised by the Company, and will have or has access to lists of the Company's clients and prospective clients and their needs, pricing and capabilities; and

                  WHEREAS, the confidential information, customer lists, databases and trade secrets of the Company are unique and valuable to the Company and the Company would suffer irreparable harm if Executive were to divulge such confidential information or trade secrets to those in competition with the Company or use such knowledge, information and business acumen in competition with the Company.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in Section 4 hereof (the "Employment Period").

                  2. Position and Duties.

                  (a) Except as set forth in this Agreement, during the Employment Period Executive shall serve as the President and Chief Executive Officer of the Company. Executive understands and agrees that the Company's board of directors (the "Board") may at any time appoint a person other than Executive as the President of the Company, and thereafter Executive shall serve as the Chief Executive Officer of the Company during the remainder of the Employment Period. The Board shall not require Executive to conduct his primary business activities outside of a 50-mile radius from the Company's current principal executive offices, other than for reasonable business travel.

                  (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries; provided, however, that nothing in this Agreement shall preclude Executive from serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, engaging in charitable and community activities or managing his personal investments, if such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  (c) All funds and property received by Executive on behalf of the Company or its affiliates shall be received and held by Executive in trust for the Company or its affiliates, as the case may be, and Executive shall account for and remit all such funds and property to the Company or its affiliates, as the case may be.

                  3. Base Salary and Benefits.

                  (a) During the Employment Period, Executive's base salary shall be $165,220 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. During the Employment Period, the Base Salary shall not be reduced below $165,220 per annum without the prior written consent of Executive; provided, however, that Executive agrees to consider in good faith a reduction of the Base Salary below $165,220 per annum in the event the financial performance of the Company should so warrant.

                   (b) Exhibit A attached hereto sets forth all of the Company's employee benefit programs in which Executive participated immediately prior to the execution of this Agreement and the extent of such participation (the "Benefits"). During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible; provided, however, that during the Employment Period, Executive shall be entitled at a minimum to receive the Benefits.

                  (c) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (d) In addition to the Base Salary, Executive shall be eligible to receive a bonus following the end of each fiscal year during the Employment Period. Such bonuses shall be paid upon the attainment of certain performance goals as mutually agreeable to Executive and the Board and are expected to be consistent with the Company's past practices with respect to performance bonuses; provided, however, that the award of such bonuses shall ultimately be determined by the Board based on the Company's performance. Notwithstanding the foregoing, Executive shall be paid a minimum bonus for each fiscal year commensurate with any such bonuses paid to other senior executive officers of the Company for such fiscal year; provided, however, that Executive agrees to consider in good faith a reduction in Executive's bonus in the event the financial performance of the Company should so warrant. Each such bonus for any fiscal year shall be paid by the end of the first quarter of the following fiscal year.

                  (e) The Company shall have the right to withhold any and all amounts due and payable to Executive pursuant to the terms of this Agreement and to apply such amounts to any amounts owed by Executive to (i) the Company or
(ii) Energy Auction Exchange, Inc., a Delaware corporation, pursuant to the terms of the Stock Purchase Agreement.

                  4. Term.

                  (a) Unless renewed by the mutual written agreement of the Company and Executive, the Employment Period shall end on the fifth anniversary of the date of this Agreement (the "Fifth Anniversary"); provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death, Permanent Disability (as defined below) or resignation due to Constructive Termination (as defined below) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

                  (b) If the Employment Period is terminated by Executive's resignation due to Constructive Termination or by the Company without Cause, Executive shall be entitled to receive that portion of his then current Base Salary earned through the date of such termination, plus an additional amount equal to two (2) times his then current Base Salary (the "Severance Payment"); provided, however, that if Executive has materially breached the provisions of Sections 5, 6 or 7 hereof, Executive shall not be entitled to the Severance Payment until such breach, if capable of being cured, is cured by Executive.

                  (c) If the Employment Period is terminated by the Company for Cause or is terminated by Executive pursuant to Section 4(a)(i) above other than by Executive's resignation due to Constructive Termination, Executive shall be entitled to receive that portion of his then current Base Salary earned through the date of termination.

                  (d) The amount of any Base Salary payable pursuant to Sections 4(b) or (c) hereof shall be payable in accordance with the Company's general payroll practices, and any Severance Payment shall be payable in one lump sum payment within 60 days following termination of the Employment Period.

                  (e) Except as otherwise required by law, all of Executive's rights to employee benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

                  (f) For purposes of this Agreement, "Cause" shall mean (i) a breach of Executive's duty of loyalty to the Company or any of its subsidiaries as a member of the Board or the board of any subsidiary or any act of fraud against the Company or any of its subsidiaries, (ii) the commission by Executive of a felony, a crime involving moral turpitude or other act causing material harm to the Company's or any of its subsidiaries' standing and reputation, (iii) Executive's failure or refusal to commence his reasonable best efforts, without proper legal cause, to follow the directions of the Board after Executive has been given written notice thereof and fifteen (15) days have elapsed within which Executive has not executed his reasonable best efforts to follow such directions of the Board, (iv) Executive's current illegal use of drugs, or (v) Executive's substandard performance as described below. In the event the Company incurs operating losses in two (2) consecutive fiscal years, the Board shall be deemed to have initial grounds to remove Executive for substandard performance. If the Board (excluding Executive) determines in good faith that such operating losses of the Company are the result of Executive's substandard performance, the Board shall give written notice thereof to Executive, and Executive shall have thirty (30) days to prepare for a meeting with the Board, at which time Executive may present information with respect to market conditions or any other factors which Executive deems relevant in assessing the cause of such operating losses, including, without limitation, evidence that Executive has followed the directives of the Board in the performance of his duties. After due consideration of such factors, if the Board (excluding Executive) again determines in good faith that such operating losses of the Company are the result of Executive's substandard performance and not the result of other factors, Executive may be terminated by the Board for Cause. The parties hereby acknowledge and agree that the determination of whether the criteria for Cause has been met shall be arbitrable in accordance with the American Arbitration Association employment dispute rules.

                  (g) For purposes of this Agreement, "Constructive Termination" shall mean (i) the assignment to Executive by the Board of duties materially inconsistent with the normal duties associated with the position of President and Chief Executive Officer, or Chief Executive Officer, as the case may be pursuant to Section 2(a) above, of the Company, (ii) the occurrence of material acts or conduct on the part of the Board which have as their purpose forcing the resignation of Executive or preventing him from performing his duties and responsibilities pursuant to this Agreement, (iii) a material breach by the Company of any provision of this Agreement which is not cured within fifteen (15) days after written notice thereof is delivered by Executive to the Company, or (iv) a default or decrease in the payment to Executive of the compensation set forth in Section 3 above, except as permitted herein.

                  (h) For purposes of this Agreement, "Permanent Disability" shall mean the inability of Executive to effectively and efficiently perform the essential functions of his position (with or without reasonable accommodation from the Company) by reason of mental or physical impairment during (i) any continuous period of one hundred twenty (120) days, or (ii) one hundred eighty
(180) days in the aggregate during any 12-month period.

                  5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company (including those obtained while employed by the Company prior to the date of this Agreement) concerning the business, affairs or operating results of the Company or any subsidiary, including, without limitation, customer lists, databases, profile information, source codes, system processes, buyer and seller lists, profiles and information, and historic property sale information and statistics ("Confidential Information") are the property of the Company or such subsidiary, as the case may be. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board (excluding Executive), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any subsidiary which he may then possess or have under his control.

                  6. Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its subsidiaries' business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or any of its subsidiaries ("Work Product") belong to the Company or such subsidiary, as the case may be. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period), at the expense of the Company, to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  7. Non-Compete, Non-Solicitation.

                  (a) Executive acknowledges that in the course of his employment with the Company he has and will become familiar with the Company's trade secrets and with other confidential information concerning the Company and its subsidiaries and that his services have been and will be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, and in connection with Executive's sale of Common Stock pursuant to the terms of the Stock Purchase Agreement, Executive agrees that, during the Noncompete Period (as determined pursuant to Section 7(c) below), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, be employed by or in any manner engage in providing
(a) third party acquisition and/or divestiture advisory, marketing or brokerage services with respect to oil and gas properties, (b) third party reserve engineering transaction or other technical services in support of the acquisition and/or divestiture of oil and gas properties, and (c) third party sell side sealed bid, negotiated sale or brokerage services for the oil and gas exploration and production industry, the same or similar to those provided by Executive to the Company during the Employment Period that result in competition with the business of the Company or its subsidiaries in the counties or parishes set forth on Exhibit B attached hereto (the "Noncompete Area"); provided, however, that (i) Executive may engage in the acquisition and/or divestiture of oil and gas properties as an owner or operator for his own account, for the account of an entity wholly-owned by Executive or for the account of an employer engaged in the acquisition and/or divestiture of oil and gas properties as part of such employer's ordinary course of business, and (ii) Executive may own for investment purposes not more than one percent (1%) of the outstanding stock of any class of a competing corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or of any subsidiary of the Company with whom Executive has contact during the Employment Period to leave the employ of the Company or such subsidiary, as the case may be, to perform the same or similar services or functions in the Noncompete Area as such employee performed for the Company or such subsidiary, as the case may be, (ii) hire any person who was an employee of the Company or of any subsidiary of the Company with whom Executive has contact during the Employment Period to perform the same or similar services or functions in the Noncompete Area as such employee performed for the Company or such subsidiary, as the case may be, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or of any subsidiary of the Company in the Non-Compete Area with whom Executive has contact during the Employment Period to cease doing business with the Company or such subsidiary, as the case may be.

                  (c) The Noncompete Period shall be determined as follows:

                           (i) If termination of the Employment Period occurs on or prior to the fourth anniversary of the date of this Agreement (the "Fourth Anniversary"), then the Noncompete Period shall begin on the date of this Agreement and shall expire on the date which is two
                                    (2) years after the date of such
                                    termination; provided, however, that in no event shall the Noncompete Period extend beyond the Fifth Anniversary pursuant to this Section 7(c)(i).

                           (ii) If termination of the Employment Period occurs after the Fourth Anniversary, then the Noncompete Period shall begin on the date of this Agreement and shall expire on the sixth anniversary of the date of this Agreement.

                  8. Enforcement.

                  (a) If, at the time of enforcement of Sections 5, 6 or 7 hereof, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  (b) The existence of any claim, demand, action or cause of action by Executive against the Company or any affiliate of the Company, whether predicted upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of its rights under this Agreement.

                  9. Executive Representations, Warranties and Covenants. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby agrees that during the Employment Period Executive shall take all such actions as are reasonably necessary for Executive to maintain his status as the designated principal of the Company pursuant to federal and state laws, rules and regulations and the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD").

                  10. Survival. Sections 2(c), 3, 4, 5, 6, 7, 8, 9 and 12 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  11. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile, sent by nationally recognized overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                           Kenneth R. Olive, Jr.
                           2410 Pleasant Creek Drive
                           Kingwood, Texas  77345

                  Notices to the Company:

                           The Oil & Gas Asset Clearinghouse, Inc.
                           263 N. Sam Houston Parkway E.
                           Suite 100
                           Houston, Texas 77060
                           Attn:  Chairman
                           Fax:  (281) 873-0055

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

                  12. Further Assurances. Executive agrees that, upon termination of this Agreement for any reason, Executive shall cooperate with the Company, perform and all reasonable acts and execute, acknowledge and deliver any and all documents which may be reasonably necessary for Executive or the Company to comply with federal and state laws, rules and regulations and the rules and the regulations of the SEC and the NASD with respect to such termination.

                  13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The Restated Employment Agreement dated April 28, 1998 by and between the Company and Executive is hereby terminated and of no further force and effect.

                  15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  16. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The obligations, or any portion thereof, of the Company as set forth herein may be assigned to or performed through a personnel management service or similar entity which provides personnel management and/or staffing services to the Company; provided, however, that no such assignment to or performance by such service or entity shall relieve the Company from primary liability hereunder for such obligations.

                  17. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF TEXAS.

                  18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  19. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

                  20. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   THE OIL & GAS ASSET CLEARINGHOUSE, INC.

                                   /s/
                                   -------------------------------
                                   By:
                                       ---------------------------
                                   Its:
                                        --------------------------


                                   /s/ Kenneth R. Olive, Jr.
                                   -------------------------------
                                   Kenneth R. Olive, Jr.

                                    EXHIBIT A

                   EMPLOYEE BENEFIT PROGRAMS AND PARTICIPATION

                                    EXHIBIT B

                                 NONCOMPETE AREA

                                 TEXAS COUNTIES

Anderson            Colorado                  Hale               Lipscomb
Andrews             Comanche                  Hamilton           Live Oak
Angelina            Concho                    Hansford           Loving
Aransas             Cooke                     Hardeman           Lubbock
Archer              Cottle                    Hardin             Lynn
Armstrong           Crane                     Harris             Madison
Atascosa            Crockett                  Harrison           Marion
Austin              Culberson                 Haskell            Martin
Bandera             Dallas                    Hemphill           Matagorda
Bastrop             Dawson                    Hidalgo            Maverick
Baylor              Denton                    Hockley            McCullock
Bee                 De Witt                   Hood               McLennan
Bell                Dimmitt                   Houston            McMullen
Bexar               Donley                    Howard             Menard
Blanco              Duval                     Hunt               Midland
Borden              Eastland                  Hutchinson         Milam
Bowie               Ector                     Irion              Mills
Brazoria            Edwards                   Jack               Montague
Brazos              Falls                     Jackson            Montgomery
Briscoe             Fayette                   Jasper             Moore
Brooks              Fisher                    Jefferson          Morris
Brown               Foard                     Jim Hogg           Motley
Burleson            Fort Bend                 Jim Wells          Nacogdoches
Caldwell            Franklin                  Jones              Navarro
Calhoun             Freestone                 Kaufman            Newton
Callahan            Frio                      Kendall            Nolan
Cameron             Gaines                    Kenedy             Nueces
Camp                Galveston                 Kent               Ochiltree
Carson              Garza                     Kimble             Orange
Cass                Glasscock                 King               Palo Pinto
Chambers            Gollad                    Kieberg            Panola
Cherokee            Gonzales                  Lamb               Parker
Clay                Gray                      Lavaca             Pecos
Cockran             Grayson                   Lee                Polk
Coke                Gregg                     Leon               Potter
Coleman             Grimes                    Liberty            Rains
Collingsworth       Guadalupe                 Limestone          Reagan

Real                Wichita
Red River           Wilbarger
Reeves              Willacy
Refugio             Williamson
Roberts             Wilson
Robertson           Winkler
Rockwall            Wise
Runnels             Wood
Rusk                Yoakum
Sabine              Zapata
San Augustine       Zavala
San Jacinto
San Patricio
Schleicher
Scurry
Shackelford
Shelby
Sherman
Smith
Starr
Stephens
Sterling
Stonewall
Sutton
Tarrant
Taylor
Terrell
Terry
Throckmorton
Titus
Travis
Tyler
Upshur
Upton
Val Verde
Van Zandt
Victoria
Waller
Ward
Washington
Webb
Wharton
Wheeler

                                OKLAHOMA COUNTIES


Adair               Noble
Alfalfa             Nowata
Atoka               Okfuskee
Beaver              Oklahoma
Beckham             Okmulgee
Blaine              Osage
Bryan               Pawnee
Caddo               Payne
Canadian            Pittsburg
Carter              Pontotoc
Cleveland           Pottawatomie
Coal                Pushmataha
Comanche            Roger Mills
Cotton              Rogers
Craig               Seminole
Creek               Stephens
Custer              Texas
Dewey               Tulsa
Ellis               Washington
Garfield            Woodward
Garvin
Grady
Greer
Harper
Haskell
Hughes
Jefferson
Johnson
Kay
Kingfisher
Kiowa
LeFlore
Lincoln
Logan
Love
McClain
McIntosh
Major
Marshall
Muskogee

                               LOUISIANA PARISHES

Acadia                        Tangipahoa
Allen                         Tensas
Ascension                     Terrebonne
Assumption                    Union
Avoyelles                     Vermillion
Bienville                     Washington
Bossier                       West Baton Rouge
Caddo                         West Feliciana
Calcasieu
Caldwell
Cameron
Claiborne
DeSoto
East Baton Rouge
East Feliciana
Evangeline
Franklin
Iberia
Iberville
Jackson
Jefferson Davis
Lafayette
Lafourche
Lincoln
Livingston
Orleans
Quachita
Plaquemines
Pointe Coupee
Red River
Richland
Sabine
Saint Bernard
Saint Charles
Saint Helena
Saint James
Saint John the Baptist
Saint Landry
Saint Martin
Saint Mary